                                  AMENDMENT NO. 4

          This Amendment No. 4 (this "Amendment") dated as of September 10, 1999 is entered into with reference to the Amended and Restated Loan Agreement dated as of October 28, 1997 (as previously amended by an Amendment No. 1 dated December 12, 1997, an Amendment No. 2 dated as of July 10, 1998, and an Amendment No. 3 dated as of February 26, 1999, the "Loan Agreement") among GeoLogistics Corporation, a Delaware corporation (acting under its former name, "International Logistics Limited", and referred to herein as the "Company"), GeoLogistics Services, Inc., a Delaware corporation (acting under its former name, "Matrix International Logistics, Inc."), GeoLogistics Americas, Inc., a Delaware corporation (acting under its former name, "LEP Profit International, Inc.", and referred to herein as the "GeoLogistics Americas"), The Bekins Company, a Delaware corporation, ILLCAN, Inc., a Delaware corporation, and ILLSCOT, Inc., a Delaware corporation (collectively, the "Domestic Borrowers"), GeoLogistics Limited, a company organized under the Laws of England (acting under its former name, "LEP International Limited") ("LEP UK" and collectively with the Domestic Borrowers, "Borrowers"), and ING (U.S.) Capital Corporation (now known as ING (U.S.) Capital LLC and referred to as "ING Capital") as sole initial Lender and as Administrative Agent, and ING Bank, N.V. (London, England Branch), as facilitator of the UK Commitment (and not as a "Lender").

                                       RECITALS

     A. Pursuant to Amendment No. 1, the Borrowers have designated Bekins Van Lines Co., a Nebraska corporation ("BVL"), as an additional Domestic Borrower under the Loan Agreement.

     B. Pursuant to Amendment No. 3, the Borrowers have also designated Bekins Van Lines, LLC, a Delaware limited liability company ("New Bekins") and GeoLogistics Network Solutions, Inc., a Delaware corporation ("Network Solutions"), as additional Domestic Borrowers under the Agreement.

     C. ING (U.S.) Capital, LLC has succeeded to ING (U.S.) Capital Corporation as a Lender and as Administrative Agent under the Loan Agreement.

     D. The Company proposes to sell the assets of GeoLogistics Air Services, Inc. ("GLAS") for cash, and to use the funds generated thereby to reduce the outstanding Obligations in the manner set forth herein.

     E. In connection with such sale, the parties intend that the Domestic Commitment shall hereafter be $50,500,000, and that the U.K. Commitment shall hereafter be $20,000,000 (provided that the obligations outstanding under the Domestic Commitment and the UK Commitment shall not be greater than $50,500,000 at any time) and to shorten the Maturity Date to March 31, 2000, upon which date all of the Obligations shall be due and payable in full.

     F. As provided herein, the $15,500,000 portion of the Supplemental Loan made by ING Capital which is supported by the Supplemental Collateral shall be repaid in full, and the Supplemental Collateral shall instead support a $15,500,000 portion of the Obligations under the Domestic Commitment and the U.K. Commitment.

NOW THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used in this Amendment are used with the meanings set forth for those terms in the Loan Agreement.

     2.   TRANSACTIONAL AGREEMENTS.

          (a) APPLICATION OF GLAS SALE PROCEEDS. Concurrently with the effectiveness of this Amendment, the Company shall cause the proceeds of the sale of the assets of GLAS to be paid to the Administrative Agent for application to the Obligations in the following order of priority:

                (i) first to fund the $10,000,000 escrow required by the GLAS Purchase Agreement;

                (ii) second to pay transactional expenses associated with the GLAS Purchase Agreement and this Amendment;

                (iii) third to the repayment of all outstanding Domestic Loans (and all breakage and Eurodollar Rate interest associated therewith);

                (iv) fourth to the repayment in full of all outstanding U.K. Loans (and all breakage and Eurodollar Rate interest associated therewith);

                (v) fifth to the repayment in full of a $15,500,000 portion of the Supplemental Loans (and all breakage and Eurodollar Rate interest associated therewith); and

                (vi) finally to the Company for purposes consistent with the terms of the Loan Agreement.

          (b) COMMITMENTS AFTER GLAS PAYMENTS. After giving effect to such payments, the parties stipulate and agree that (x) the Domestic Commitment shall be $50,500,000, (y) the U.K. Commitment shall be $20,000,000, and the Supplemental Commitment shall be reduced to $15,000,000, in each case as further detailed herein, and that each Lender shall hold the following interests in each such Commitment:



                                                        DOMESTIC            U.K.
     LENDER                             PRO RATA SHARE  COMMITMENT          COMMITMENT
     ------                             --------------  ----------          ----------

     ING Capital LLC                          18%       $9,090,000          $3,600,000
     Fleet Capital Corp.                      18%       $9,090,000          $3,600,000
     Key Corporate Capital, Inc.              18%       $9,090,000          $3,600,000
     Harris Trust & Savings Bank              16.5%     $8,332,500          $3,300,000
     LaSalle Bank  National Association       16.5%     $8,332,500          $3,300,000
     BankBoston, N.A.                         13%       $6,565,000          $2,600,000


     SUPPLEMENTAL LENDER                PRO RATA SHARE  SUPPLEMENTAL COMMITMENT
     -------------------                --------------  -----------------------
     ING Capital LLC                         100.0%     $15,000,000

          (c)  BENEFITS OF THE SPONSOR COLLATERAL.   Pursuant to the Amended and
     Restated Sponsor Collateral Agreement, from and after the effective date of this Amendment, in addition to the other Collateral, the Lenders under the Domestic Commitment and the U.K. Commitment shall be entitled to the benefits of the Sponsor Collateral. Upon payment in full of the Obligations under the Domestic Commitment and UK Commitment and the termination of those Commitments, the Sponsor Collateral may then be applied to the Obligations outstanding under the Supplemental Commitment.

          (d) RELEASE OF GLAS. The Administrative Agent shall release the Lien of the Loan Documents upon the capital stock and assets of GLAS upon but only upon the concurrent receipt of proceeds of the Disposition of the assets of GLAS as contemplated by this Amendment. Thereafter, GLAS shall have no Obligations or other liability under any Loan Document.

     3. DEFINITIONS - AMENDMENTS TO SECTION 1.1. Section 1.1 of the Loan Agreement is hereby amended so that the following definitions read in full as follows (or, where any term set forth below is not now defined, to add such term to Section 1.1):

          "BASE RATE MARGIN" means 2.00% per annum.

          "CHANGE OF CONTROL EVENT" means the occurrence of any of the following events with respect to the Company:

                 (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding common stock of the Company;

                (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election of such board of directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

                (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company (unless in connection with an Investment permitted hereunder in which the Company is the survivor), or the sale of all or substantially all the assets of the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders); or

                (iv) The sale, transfer or other disposition by any Sponsor of capital stock (other than to another Sponsor) which results in failure of either Sponsor to own, beneficially and of record, and control the power to vote, 100% of the capital stock of the Company owned by it as of the Closing Date.

          "DOMESTIC BORROWING BASE" means, as to each Domestic Borrower and as of any date of determination, an amount determined by the Administrative Agent with reference to the most recent Borrowing Base Certificate equal to the sum without duplication of (a) 50% of the Domestic Eligible Receivables of GeoLogistics Americas, Inc. and its Restricted Subsidiaries (other than any future Subsidiary created to conduct the project cargo business), plus
     (b) 65% of the Domestic Eligible Receivables of each other Domestic Borrower and their Restricted Subsidiaries (and of any future Subsidiary of GeoLogistics Americas, Inc. created to conduct the project cargo business), plus (c) 100% of the amount of the Sponsor Collateral then effective, provided that upon ten (10) Business Days' prior written notice to the Company, the Administrative Agent may from time to time, in its good-faith discretion in accordance with prudent asset-based lending practices, and the Administrative Agent shall, upon the direction of the Majority Lenders (each acting in its good-faith discretion in accordance with prudent asset-based lending practices), establish such reasonable reserves against the Domestic Borrowing Base as it deems necessary and proper, including, reasonable reserves for existing Liens and Rights of Others.

          "DOMESTIC COMMITMENT" means, subject to Section 2.3, $50,500,000.

          "EBITDA" means, for any period, the sum, for the Company and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Generally Accepted Accounting Principles), of the following: (a) net income (excluding extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) Interest Charges plus (c) income taxes payable or accrued plus (d) depreciation and amortization for such period plus (e) all other non-Cash charges; minus (f) that portion of net income arising out of the sale of assets outside of the ordinary course of business (to the extent not previously excluded under clause (a) of this definition), in each case to the extent included in determining net income for such period, provided that EBITDA shall not be reduced by restructuring charges incurred following August 1, 1999 except to the extent that actual cash restructuring charges are in an aggregate amount which exceeds $18,000,000.

          "EURODOLLAR RATE MARGIN" means 3.50% per annum.

          "GLAS ESCROW" means the $10,000,000 escrow contemplated by Section
     4.1.2 of the GLAS Purchase Agreement.

          "GLAS HOLDBACK LETTER OF CREDIT" means a Letter of Credit in an amount not in excess of $10,000,000 issued to FDX Corporation or its designee in a form acceptable to the Administrative Agent issued in lieu of the maintenance by the Company of the GLAS Escrow.

          "GLAS PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of August 6, 1999 among GeoLogistics Air Services, Inc., GeoLogistics Americas, Inc., the Company and FDX Global Logistics, Inc. and FDX Corporation, as in effect on the date of this Amendment.

          "MATURITY DATE" means March 31, 2000.

          "NET CASH PROCEEDS" means with respect to any Disposition or any offerings or issuance of Indebtedness of the Company or its Restricted Subsidiaries, the gross proceeds received by the Company and its Restricted Subsidiaries from such Disposition or offering or issuance in Cash (including Cash received as the proceeds of Property obtained in such Disposition as and when received) net of escrows, holdbacks, reserves, brokerage commissions, legal expenses and other transactional costs payable by the Company and its Restricted Subsidiaries with respect to such Disposition.

          "UK BORROWING BASE" means, as of any date of determination, an amount determined by the Administrative Agent with reference to the most recent Borrowing Base Certificate equal to the sum of 65% of UK Eligible Receivables, provided that upon ten (10) Business Days' prior written notice to the Company, the Administrative Agent may from time to time, in its good-faith discretion in accordance with prudent asset-based lending practices, and the Administrative Agent shall, upon the direction of the Majority Lenders (each acting in its good-faith discretion in accordance with prudent asset-based lending practices), establish such reasonable reserves against the UK Borrowing Base as it deems necessary and proper, including, reasonable reserves for existing Liens and Rights of Others.

          "UK COMMITMENT" means, subject to Section 2.3, $20,000,000.

     4. REDUCTION TO LETTERS OF CREDIT SUBLIMIT - AMENDMENT TO SECTION 2.5(a)(III). Section 2.5(a)(iii) is hereby amended to read in full as follows:

          "(iii) the aggregate effective face amount of all Letters of Credit then outstanding (including Letters of Credit issued in Canadian Dollars, BPS or other currencies as provided below) shall not exceed $30,000,000, plus the aggregate effective amount of any outstanding GLAS Holdback Letter of Credit."

     5. ARRANGEMENTS CONCERNING LETTERS OF CREDIT EXPIRIES. Each of the Lenders hereby agrees that those of the Letters of Credit heretofore issued under the Loan Agreement with expiry dates occurring after March 31, 2000 may remain outstanding under the Loan Agreement notwithstanding Section 2.5(c), provided that the same are cash collateralized in accordance with Section 2.5(c) on the Maturity Date. In addition, provided that no Default or Event of Default then exists, the Administrative Agent may in its discretion permit the issuance of Letters of Credit having terms not longer than one year, or the extension of the term of any outstanding Letter of Credit so that the term thereof is not longer than one year, provided that the issuance or extension of any such Letter of Credit shall not be deemed an extension of the Maturity Date (upon which date the Borrowers shall provide cash collateral for each such Letter of Credit in the amount thereof and pursuant to arrangements acceptable to the Administrative Agent). The Borrowers shall not request the issuance of any Letter of Credit except to the extent that the same is required in the ordinary course of the business of that Borrower and its Restricted Subsidiaries (including without limitation for the purpose of supporting insurance programs, customs duties and tax obligations, bid bonds, cargo handling arrangements and similar purposes, and such other purposes as may reasonably be approved by the Administrative Agent).

     6. AMENDMENT TO SECTION 3.1(c)(vii). Section 3.1(c)(vii) of the Loan Agreement is hereby amended to read in full as follows:

          "[Intentionally Omitted - See Section 10.1(p)]"

     7. AMENDMENT TO SECTION 3.1(d). Section 3.1(d) of the Loan Agreement is hereby amended to read in full as follows:

          "(d)      MANDATORY PREPAYMENTS.  Concurrently with the making of any
     Disposition, the Company and the Borrowers shall (i) repay the outstanding Obligations in an amount which is equal to the Net Cash Proceeds of the sale of such

     Disposition, and (ii) prepare and deliver to the Administrative Agent a revised Borrowing Base Certificate giving pro forma effect to such Disposition demonstrating in any event their compliance with Sections 3.1(c)(iv) and 3.1(c)(v). Concurrently with the receipt by the Company or any of its Subsidiaries after September 10, 1999 of any Net Cash Proceeds of the sale or other issuance of Indebtedness, the Borrowers shall repay the outstanding Obligations in the amount of such Net Cash Proceeds. Concurrently with the release of any funds to the Company or any of its Subsidiaries from the GLAS Escrow, the Borrowers shall repay the outstanding Obligations in the amount of the funds so released."

     8. AMENDMENT TO SECTION 3.3 - COMMITMENT FEES. From and after the effective date of this Amendment, Commitment Fees shall accrue at the rate of 0.50% per annum, and Section 3.3 of the Loan Agreement is hereby amended to read in full as follows:

          "3.3 COMMITMENT FEES. From the Closing Date, the Borrowers shall pay commitment fees to the Administrative Agent for the account of the Lenders according to their Pro Rata Shares, provided that the liability of LEP UK shall be limited as set forth in Section 12.28. The commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date and on the earlier of the Maturity Date or the date upon which the Commitments are
     terminated or reduced in accordance with Section 2.3.   Commitment fees
     shall accrue at the rate of 0.50% per annum with respect to the Average Unused Commitment."

     9. SECTION 7.4 - REVISIONS TO DISPOSITION COVENANT. Section 7.4 of the Loan Agreement is hereby amended to read in full as follows:

          "7.4 DISPOSITION OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired, except (a) a Disposition to the Company or to a wholly owned Restricted Subsidiary in compliance with all Laws (including applicable tax Laws); and (b) other Dispositions made when no Default or Event of Default exists or would result therefrom, provided that the Company and the Borrowers shall concurrently repay the outstanding Obligations in the amounts required by Section 3.1(d)."

     10. SECTION 7.12 - ADDITIONAL SUPPLEMENTAL LOAN DEBT BASKET. Section 7.12 of the Loan Agreement is hereby amended to add a new clause (n) thereto read in full as follows:

          "(n) additional unsecured Indebtedness incurred following September 10, 1999, in an a principal amount not to exceed $19,500,000 incurred by the Company or any of the Domestic Borrowers, and unsecured Contingent Obligations with respect to any such Indebtedness, which Indebtedness and Contingent Obligations:

               (y) shall be subordinate in all respects to the Supplemental Loans and Supplemental Letters of Credit existing on September 10, 1999 and in any event shall be subordinated to the Obligations under the Domestic

          Commitment and the UK Commitment in the same manner, and to the same extent as the Supplemental Commitment; and

               (z) may consist of additional "Supplemental Loans" or loans made by the Sponsors outside of this Agreement (provided in each case that the same are subordinated as aforesaid).

               No Lender shall be deemed to have committed to provide any portion of any Supplemental Loan of the type described in this clause (n)."

     11. REVISIONS TO EBITDA COVENANT. Section 7.15 of the Loan Agreement is hereby amended to read in full as follows:

          "7.15 EBITDA. Permit EBITDA for the three month period ending on December 31, 1999 to be less than a deficit of $500,000.

     12. DELETION OF INTEREST CHARGE COVERAGE RATIO COVENANT. Section 7.16 of the Loan Agreement is hereby deleted in its entirety:

     13. INVESTMENTS AND ACQUISITIONS. Section 7.6 of the Loan Agreement is hereby amended to read in full as follows (in lieu of the text set forth in Section 8 of Amendment No. 3):

          "7.6 INVESTMENTS AND ACQUISITIONS. Make any Acquisition or enter into any agreement to make any Acquisition, or make or suffer to exist any Investment which is not in existence on the date of this Agreement and disclosed in Schedule 7.6 except: (a) Investments consisting of Cash Equivalents; (b) Investments by the Company in any Restricted Subsidiary and by any Restricted Subsidiary in the Company or in any other Restricted Subsidiary so long as any such investment is documented under a Drop-Down Note or otherwise evidenced in a manner satisfactory to the Administrative Agent; (c) Investments by any Borrower in its Active Subsidiaries or by the Subsidiaries of any Active Subsidiary of the Company in such Active Subsidiary, so long as any such Investment shall be documented under a Drop-Down Note; (d) [reserved]; (e) [reserved]; and (f) Investments by the Borrowers in Unrestricted Subsidiaries made following December 31, 1998 and when no Default or Event of Default has occurred and remains continuing, the aggregate amount of which are not in excess of $20,000,000.
     Investments by, and Acquisitions made through, Unrestricted Subsidiaries shall not in and of themselves be deemed to be Investments or Acquisitions by the Company."

     14. EBITDA OF GEOLOGISTICS AMERICAS. The Loan Agreement is hereby amended to delete former the Section 7.20 thereto (regarding the EBITDA of GeoLogistics Americas), which Section was added by Amendment No. 3.

     15.  CONDITIONAL COVENANTS IN AMENDMENT NO. 3.  The covenant set forth in
Section 15(iv) of Amendment No. 3 hereto (regarding $10,000,000 Single Weekly Availability) is hereby deleted.

     16. ADDITIONAL EVENT OF DEFAULT. Section 10.1 of the Loan Agreement is hereby amended to add thereto a new clause (p) as an additional Event of Default, to read in full as follows:

          "(p)   The occurrence for any reason of any Change of Control Event."

     17. CONFIRMATION OF PARTICIPATION AGREEMENT. Each of the Lenders confirms that the Participation Agreement remains in full force and effect and applies to the Loan Agreement, as amended hereby.

     18. REPRESENTATION. Borrowers represent and warrant that except to the extent cured hereby, no Default or Event of Default has occurred and remains continuing.

     19. CONDITIONS PRECEDENT. The following shall be conditions precedent to the effectiveness of this Amendment:

          (a) Each of the guarantors of the obligations of Borrowers under the Loan Agreement shall have consented hereto in writing.

          (b) Borrowers shall have paid to the Administrative Agent, for the ratable account of the Lenders in accordance with their respective Pro Rata Shares (as in effect immediately prior to the effectiveness of this Amendment), an amendment fee of $252,500.

          (c) The Administrative Agent shall have received written consents to its execution and delivery of this Amendment from each of the Lenders.

          (d) the proposed sale of GLAS shall have occurred (or shall concurrently occur), yielding net cash proceeds to the Company of approximately $100,000,000, and in any event sufficient to repay all of items listed in clauses (i) through (v) of Section 2(a) of this Amendment;

          (e) The Borrowers shall have delivered replacement Notes to each of the Lenders giving effect to the reductions of the Commitments described above

          (f) The Sponsors shall have entered into an Amended and Restated Sponsor Collateral Agreement in the form of Exhibit A.

          (g) The Administrative Agent and the Lenders shall have received the favorable written legal opinion of Milbank, Tweed, Hadley & McCloy in the form attached to this Amendment as Exhibit B.

     20.  CONFIRMATION.   This Amendment is one of the Loan Documents.  Except
to the extent expressly modified hereby, the terms of the Loan Documents are hereby confirmed. Without limitation on the foregoing, each of the other additional representations, warranties, covenants, Events of Default and other requirements of the previous Amendments to the Loan Agreement (except to the extent heretofore or hereby modified) are hereby confirmed.

         [THIS SPACE INTENTIONALLY LEFT BLANK - SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.

GEOLOGISTICS CORPORATION



By: /s/ Terry G. Clarke
    ---------------------------
    Terry G. Clarke, Treasurer

THE BEKINS COMPANY
GEOLOGISTICS SERVICES, INC. (formerly Matrix International Logistics, Inc.) ILLCAN, INC.
ILLSCOT, INC.
GEOLOGISTICS AMERICAS, INC. (formerly LEP Profit International, Inc.) BEKINS VAN LINES, LLC and
GEOLOGISTICS NETWORK SOLUTIONS, INC.

By: /s/ Terry G. Clarke
    ---------------------------
Terry G. Clarke, Assistant Treasurer of each
of the foregoing

BEKINS VAN LINES CO.

By: /s/ Terry G. Clarke
    ---------------------------
Title:
      -------------------------

GEOLOGISTICS LIMITED (formerly LEP International Limited)

By: /s/ Ronald Jackson
    ---------------------------
    Ronald Jackson, Assistant Secretary

LENDERS:



ING (U.S) CAPITAL, LLC formerly known as
ING (U.S.) CAPITAL CORPORATION,
individually and as Administrative Agent

By:/s/ Michael W. Adler
    ---------------------------
Michael W. Adler, Managing Director

ING BANK, N.V. (London Branch),
as primary lender under the UK Commitment but not as a "Lender"

By: /s/ Cliff Haddy
    ---------------------------
    Name:
    Title:

By: /s/ Christopher Steane
    ---------------------------
    Name:
    Title:

The undersigned hereby consent to the foregoing amendment and confirm that their guarantees of the Obligations under the Loan Agreement described above (as amended hereby), and the Liens granted to secure such guarantees, remain in full force and effect.

LIW HOLDINGS CORP.
GEOLOGISTICS CO.
LEP FAIRS, INC.
BAY AREA MATRIX, INC.
L.A. MATRIX, INC.
SOUTHWEST MATRIX, INC.
MATRIX CT, INC.
and
AIR FREIGHT CONSOLIDATORS INTERNATIONAL, INC.



By: /s/ Terry G. Clarke
    ---------------------------
Terry G. Clarke
                    Assistant Treasurer of each of the foregoing

                                 CONSENT OF LENDER


          Reference is made to the AMENDED AND RESTATED LOAN AGREEMENT (as previously amended by an Amendment No. 1 dated December 12, 1997, an Amendment No. 2 dated July 10, 1998, the "Loan Agreement" and an Amendment No. 3 dated February 26, 1999) among GeoLogistics Corporation, a Delaware corporation (acting under its former name, "International Logistics Limited", and referred to herein as the "Company"), GeoLogistics Services, Inc., a Delaware corporation (acting under its former name, "Matrix International Logistics), Inc."), LEP Profit International, Inc. a Delaware corporation, The Bekins Company, a Delaware corporation, ILLCAN, Inc., a Delaware corporation, and ILLSCOT, Inc., a Delaware corporation (collectively, the "Domestic Borrowers"), GeoLogistics Limited, a company organized under the Laws of England (acting under its former name, "LEP International Limited") ("LEP UK" and collectively with the Domestic Borrowers, "Borrowers"), and ING (U.S.) Capital Corporation ("ING Capital") as sole initial Lender and as Administrative Agent, and ING Bank, N.V. (London, England Branch), as facilitator of the UK Commitment (and not as a "Lender").

          Pursuant to Amendment No. 1, the Borrowers have designated Bekins Van Lines Company, a Nebraska corporation ("BVL"), as an additional Domestic Borrower under the Loan Agreement. Pursuant to Amendment No. 3, the Borrowers have also designated Bekins Van Lines, LLC, a Delaware limited liability company ("New Bekins") and GeoLogistics Network Solutions, Inc., a Delaware corporation ("Network Solutions"), as additional Domestic Borrowers under the Agreement.

          The undersigned Lender hereby consents to the execution, delivery and performance of the Amendment No. 4 to the Loan Agreement, substantially in the form presented to the undersigned as a draft.



                                   -------------------------------
                                   Name of Lender

                                   By:
                                      ----------------------------

                                   Title:
                                         -------------------------

Exhibit A -  Amended and Restated Sponsor Collateral Agreement
Exhibit B - Form of Legal Opinion

                                      -14-